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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan of our report dated January 19, 2001, with respect to the consolidated financial statements of Primedex Health Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                           Moss Adams LLP


Los Angeles, California
May 29, 2001


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